                                                                   EXHIBIT 4.1

                            STOCKHOLDERS' AGREEMENT


                                 BY AND AMONG


                         FIRSTAMERICA AUTOMOTIVE, INC.


                                      AND


                               ITS STOCKHOLDERS



                           Dated as of July 11, 1997

                         FIRSTAMERICA AUTOMOTIVE, INC.

                            STOCKHOLDERS' AGREEMENT

          This Stockholders' Agreement dated as of July 11, 1997 (this "Agreement") is entered into by and among FirstAmerica Automotive, Inc., a
 ---------
Delaware corporation (the "Company"), Thomas Price ("Price") and Donald Strough
                           -------                   -----
("Strough" and, together with Price, the "Principals"), Steven Hallock, Fred
  -------                                 ----------
Cziska, Al Babbington, John Driebe, Embarcadero Automotive, L.L.C., Raintree Capital LLC and BB Investments (collectively, the "Restricted Holders") and each of the other parties executing a counterpart signature page hereof. Capitalized terms used herein shall have the meanings ascribed to them in Section 1.

                                   RECITALS:

          WHEREAS, the Company and TCW are parties to a Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to
                                            ------------------
which TCW is purchasing from the Company (i) 12% Senior Notes due June 30, 2005 (the "Notes"), (ii) shares of Preferred Stock, and (iii) shares of Common Stock;

          WHEREAS, the Stockholders, after giving effect to the transactions contemplated by the Purchase Agreement own the number of shares of Common Stock set forth opposite their respective names on Appendix A; and

          WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the Company, TCW and the Stockholders enter into this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  CERTAIN DEFINITIONS.
            -------------------

            As used in this Agreement, the following terms shall have the following respective meanings:

            "Affiliate" of a person shall mean any person, controlling,
             ---------
controlled by, or under common control with such person.

            "beneficial ownership" shall have the meaning specified under
            ---------------------
Section 13(d) of the Exchange Act on the date hereof; provided, however, that a person shall beneficially own shares of Common Stock which such person has the right to acquire without regard to the time period referred to in Rule 13d-3(d) under the Exchange Act.

            "Cause" shall have the meaning set forth in the executive employment
             -----
agreements between the Principals and the Company, as of the date hereof.

            "Certificate of Designation" means collectively, the Certificate of
             --------------------------
Designation of Preferences of Cumulative Redeemable Preferred Stock of the Company and the Certificate of Designation of Preference of Redeemable Preferred Stock of the Company.

          "Change of Control Transaction" means a transaction, approved or
           -----------------------------
agreed to by the Majority Stockholders, in which all the business, stock or assets of the Company are sold or otherwise transferred to a party that is not an Affiliate of the Principals or part of a group (as defined in Section 13(d)(3) of the Exchange Act) including the Principals in a bona fide arm's-length transaction in which the form and amount of consideration per share, if any, payable to the holders of Common Stock is distributed pro rata based on ownership of the Common Stock, and in which the other significant terms of the transaction (including, but not limited to, indemnification or escrow arrangements) apply, in all material respects, equally to the Principal Stockholders and the Non-Principal Stockholders. The assumption by the Principal Stockholders of greater potential liability in a Change of Control Transaction than the Non-Principal Stockholders shall be deemed to constitute equal treatment. A Change of Control Transaction may take the form of a sale of all of the outstanding voting stock of the Company, a merger or consolidation in which the holders of the outstanding voting stock of the Company before the transaction do not own a majority of the outstanding voting stock of the combined entity or a sale of all the assets of the Company (other than an insignificant amount of immaterial assets).

          "Charter Documents" means the Certificate of Incorporation and By-Laws
           -----------------
of the Company, attached hereto as Exhibits A and B.

          "Class B Common Stock" means the Class B Common Stock, par value
           --------------------
$.00001 per share, of the Company.

          "Class B Director" means the member of the Board of Directors of the
           ----------------
Company that the holders of the Class B Common Stock, voting separately as a class, are entitled to designate.

          "Common Stock" means all classes of common stock of the Company.
           ------------

          "Company Debt" means all debt obligations of the Company and its
           ------------
subsidiaries (excluding debt incurred under Sections II.B, II.D and II.E of the Loan Agreement, as in effect on the date hereof), and the aggregate liquidation preference plus accrued and unpaid dividends on all capital stock of the Company and its subsidiaries (other than Common Stock and capital stock held by the Company or any of its wholly-owned subsidiaries).

          "EBITDA" shall have the meaning ascribed thereto in the Purchase
           ------
Agreement less net interest and other costs associated with New Vehicle Advances and Program Vehicle Advances, each as defined in the Purchase Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Holder" or "Holders" means any person listed on Appendix A hereto
           ------      -------
holding Securities or Registrable Securities and any person holding Securities or Registrable Securities to whom the registration rights under this Agreement have been transferred in accordance with Section 5.10.

          "Loan Agreement" means that certain Loan and Security Agreement, dated
           --------------
as of July __, 1997, by and among General Electric Capital Corporation and the borrowers listed on the signature pages thereto, as amended, modified or supplemented from time to time.

          "Majority Stockholders" means the holders of more than 50% of the
           ---------------------
outstanding voting securities of the Company; provided, however, that for purposes of this Agreement, a person will be deemed to be a holder of voting securities of the Company if such person has the right to acquire, directly or indirectly, such securities (upon exercise of warrants, options or otherwise, so long as such warrants, options or other rights are then exercisable), regardless of whether such acquisition has actually been effected.

          "Non-Principal Stockholders" means any holder or holders of Common
           --------------------------
Stock other than Principal Stockholders.

          "Permitted Activities" means those activities set forth on Schedule
           --------------------
10.2 hereto.

          "Preferred Stock" means the Company's Cumulative Redeemable Preferred
           ---------------
Stock and Redeemable Preferred Stock.

          "Principal Stockholders" means the Principals and their Affiliates and
           ----------------------
those persons to whom the Principals transfer Securities in a manner permitted by this Agreement.

          "Public Securities" shall have the meaning set forth in Section
           -----------------
6.2(b).

          "Qualified IPO" means a sale by the Company of shares of Common Stock
           -------------
in an underwritten (firm commitment) public offering registered under the Securities Act, with gross proceeds to the Company of not less than $50 million, resulting in the listing of the Common Stock on a nationally recognized stock exchange, including, without limitation, the Nasdaq National Market System.

          "Restricted Holders" shall have the meaning ascribed thereto in the
           ------------------
recitals hereto.

          "Registrable Securities" means shares of Common Stock (i) previously
           ----------------------
issued or issuable to the Stockholders, (ii) any Securities issued or issuable with respect to such Common Stock referred to in clause (i) immediately above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise. Shares of Common Stock or other Securities issued with respect to such Common Stock shall cease to be Registrable Securities (and shall be excluded from the calculation of the number of outstanding Registrable Securities) when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 145(d) under the Securities Act or any successor rules. The foregoing notwithstanding, a Security will not cease to be a Registrable Security until all stop transfer instructions and notations and restrictive legends with respect to such Security have been lifted or removed. For purposes of this Agreement, a person will be deemed to be a Holder of Registrable Securities whenever such person has the right to acquire, directly or indirectly, such securities, regardless of whether such acquisition has actually been effected.

          "Registration Expenses" means all expenses incurred by the Company in
           ---------------------
complying with Section 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel to be selected by TCW, in its sole discretion, for the Holders and Other Holders (as defined in Section 5.3(a)), blue sky fees and expenses, and accounting and auditing expenses including the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and excluding Selling Expenses).

          "SEC" means the Securities and Exchange Commission or any other
           ---
federal agency at the time administering the Securities Act.

          "Securities" means the shares of Preferred Stock and Common Stock
           ----------
owned as of any date of determination, directly or beneficially, by one or more Stockholders (including all options or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock that are then owned, directly or beneficially, by any Stockholder).

          "Securities Purchase Agreement" means that certain Securities Purchase
           -----------------------------
Agreement, dated as of July 8, 1997, by and among the Company and the parties set forth on the signature page thereto.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" means all underwriting discounts and selling
           ----------------
commissions applicable to the sale.

          "Stockholders" means the persons named in Appendix A (including any
           ------------
person that is added to Appendix A after the date hereof) and any other person who becomes a party hereto in accordance with the terms hereof.

          "TCW" means collectively, TCW/Crescent Mezzanine Partners, L.P., a
           ---
Delaware limited partnership, TCW/Crescent Mezzanine Investment Partners, L.P., a Delaware limited partnership, TCW Mach I Partners, L.P., a Delaware limited partnership and TCW Shared Opportunity Fund II, L.P., a Delaware limited partnership, TCW Leveraged Income Trust, L.P., a Delaware limited partnership, TCW/Crescent Mezanine Trust, a Delaware business trust (collectively, the "Initial TCW Holders"), and such Persons to whom TCW Transfers Securities in a manner permitted by this Agreement, provided, that the Principals and their Affiliates shall not become "TCW" by acquiring Securities from TCW.

          "TCW Stockholders" means each Stockholder that is included in the
           ----------------
definition of TCW.

          "Transfer" means a sale, assignment, encumbrance, gift, pledge,
           --------
hypothecation or other disposition of Securities or any interest therein.

SECTION 2.    CONDUCT OF BUSINESS; CHARTER DOCUMENTS
              --------------------------------------

     2.1  Business Opportunities. Except as described in Schedule 2.1 hereto,
          ----------------------
none of the Principal Stockholders, their partners nor any Person controlled by any of them (other than the Company or its subsidiaries) shall, directly or indirectly, enter into, or agree or commit to enter into, any material investment in or otherwise exploit any business opportunity primarily related to the sale, service or financing of automobiles and other vehicles (other than an investment in the shares of any public company representing less than 5% of such company's fully diluted common equity) (a "Business Opportunity") except with the approval of TCW.

     2.2  Management Fees. Neither the Company nor any of its subsidiaries shall
          ---------------
pay to any of the Principal Stockholders or any of their Affiliates compensation for providing services to the Company and its subsidiaries (or reimbursement of expenses in connection therewith) other than pursuant to the employment agreements set forth on Schedule 2.2 hereto, or any similar agreement or arrangement approved by the Board of Directors and the TCW Nominee or the Class B Director.

     2.3  Charter Documents.
          -----------------

          (a) Exhibits A and B set forth copies of the Charter Documents, each in the form in which it is to be in effect on the date hereof, except that the Company's Certificate of Incorporation shall also include, in addition to the terms of Exhibit A hereto, the Certificate of Designation, which shall have been filed with the Secretary of State of Delaware as part of the Company's Certificate of Incorporation on or prior to the Effective Date.

          (b) The Company covenants that it will act, and each Stockholder agrees to use its best efforts to cause the Company to act, in accordance with its Charter Documents and Certificate of Designation in all material respects. Each Stockholder shall vote all the shares of Common Stock owned or held of record by it at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all action necessary, to ensure (to the extent within the parties' collective control) that (i) the Charter Documents and Certificate of Designation of the Company do not, at any time, conflict with the provisions of this Agreement, and (ii) unless an amendment is approved by the Board and, if required under Section 3.7(h), the Class B Director, the Charter Documents of the Company continue to be in effect in the form attached hereto as Exhibits A and B and the Certificate of Designation continues to be in effect in the form attached as an exhibit to the Securities Purchase Agreement.

     2.4  Issuance of Class B Common Stock. The Company covenants that it will
          --------------------------------
not issue Class B Common Stock to any individual or entity that is not an Initial TCW Holder.

SECTION 3.  BOARD OF DIRECTORS.
            ------------------

     3.1  Board Composition. Throughout the term of this Agreement, (a) the
          -----------------
Board of Directors (the "Board") of the Company shall consist of five members
                         -----
(or such lesser number if not all nominees are nominated or such greater number as may be required by Section 14 of the Certificate of Designation), and (b) unless otherwise provided in Section 3.7 hereof all actions to be taken by the Board will require the affirmative vote of a majority of the members of the Board then in office.

     3.2  Nomination Rights. The Principal Stockholders shall be entitled, but
          -----------------
not required, to designate four members to the Board (collectively, the "Principal Nominees"). TCW (or any representative thereof designated by TCW) shall be entitled, but not required, to designate one member to the Board (the "TCW Nominee"). The holders of the Class B Common Stock shall be entitled to designate one member to the Board (such Class B Director together with the TCW Nominee and the Principal Nominees, the "Nominees"). TCW agrees not to designate a TCW Nominee if there is a Class B Director.

     3.3  Election of Nominees. The Stockholders shall take appropriate actions
          --------------------
to cause the appointment of the Nominees to become effective upon the date hereof. The Stockholders shall vote all of the shares of Common Stock owned or held of record by them at all regular and special meetings of the stockholders of the Company called or held for the purpose of filling positions on the Board, and in each written consent executed in lieu of such a meeting of stockholders, and each party hereto shall take all actions otherwise necessary, to ensure (to the extent within the parties' collective control) the election to the Board of the Nominees.

     3.4  Vacancies.
          ---------

          (a) Each Nominee will hold his or her office as a director of the Company for such term as is provided in the Charter Documents or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Charter Documents and applicable law. If any Nominee ceases to serve as a director of the Company for any reason during his or her term (a "Terminating Nominee"), a nominee for the vacancy
                                -------------------
     resulting therefrom will be designated by the party that nominated the Terminating Nominee.

          (b) If any party fails at any time to nominate the maximum number of persons for election to the Board that such party is entitled to nominate pursuant to this Agreement, each directorship in respect of which such party so failed to make a nomination will remain vacant unless such vacancy results in there being fewer than the minimum number of directors required by law, in which case such vacancy or vacancies will be filled by a person or persons selected by a majority of the directors of the Company then in office.

     3.5  Removal of Nominees.
          -------------------

          (a) The Stockholders shall use their respective best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the shares of Common Stock owned or held of record by them for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of (A) any TCW Nominee, if TCW requests such director's removal in writing for any reason, and (B) any Principal Nominee, if the Principals (acting together) request such director's removal in writing for any reason. TCW and the Principals, shall have the right to designate a new nominee in the event any TCW Nominee, or Principal Nominee, respectively, shall be so removed under this Section 3.5(a) or shall vacate his directorship for any other reason.

          (b) The Company shall not, and shall not permit any of its subsidiaries to, without the consent of holders of a majority of the shares of Common Stock held by the Principal Stockholders or TCW, as the case may be, take any action that under this Agreement requires the approval of one or more Principal Nominees, Class B Director or TCW Nominee, as the case may be, if any of the Principal Nominees, Class B Director or TCW Nominee, as the case may be, approving such action are Persons whose removal from the Board has been requested at or prior to the time of such action by the party who nominated such director pursuant to this section. Each party hereto shall use reasonable efforts to prevent any action from being taken by the Board during the pendency of any vacancy due to death, resignation or removal of a director, unless the Person entitled to have a person nominated by it elected to fill such vacancy shall have failed, for a period of 10 days after notice of such vacancy, to nominate a replacement; provided that the
                                                        --------
     provisions of this Section 3.5(b) shall not apply in circumstances in which action must be taken by the Board to protect the best interests of the Company
 .

          (c) Subject to the foregoing, no Stockholder shall vote or cause to be voted any securities that such Stockholder has the power to vote (or in respect of which such Stockholder has the power to direct the vote) for the removal of any Nominee nominated by any party without the prior written consent of such party.

     3.6  Committees. The Board may designate one or more committees in
          ----------
accordance with the bylaws of the Company; provided that at least one of the members of each committee designated by the Board shall be a TCW Nominee or if no TCW Nominee, the Class B Director.

     3.7  Action by the Board of Directors. Notwithstanding anything to the
          --------------------------------
contrary in the bylaws of the Company, all decisions of the Board shall require the affirmative vote of a majority of the directors of the Company then in office, or a majority of the members of a committee of the Board, to the extent such decisions may be lawfully delegated to such committee.

     Prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall cause each of its subsidiaries not to, take (or agree to take) any action regarding the following matters without the affirmative vote of a majority of the directors then in office and, if there is a Class B Director, the affirmative vote of the Class B Director:

          (a) any merger or consolidation of the Company or its successors or any subsidiary of the Company or its successors, other than (i) any merger between the Company and any direct or indirect wholly owned subsidiary, or between direct or indirect wholly owned subsidiaries, or (ii) any merger subject to the bring - along rights set forth in Section 6 hereof;

          (b) any Transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or of any automotive dealership of the Company or any of its subsidiaries (but excluding any pledge, hypothecation or encumbrance of such assets to provide security for any bona fide debt);
         ---- ----

          (c) any entry into a line of business other than the sale or service of automobiles and other vehicles (whether by stock or asset purchase or otherwise) by the Company or a subsidiary other than as a consequence of a Permitted Investment (as defined in the Purchase Agreement);

          (d) any acquisition of assets other than in the ordinary course of business (including the acquisition of any automotive dealership or all or substantially all of its assets), pursuant to a single transaction or series of related transactions, if the purchase price therefor (including any debt assumed in connection therewith) exceeds $4,000,000;

          (e) any adoption or material amendment of an employee or similar plan under which capital stock, or rights, options or warrants to acquire capital stock, of the Company or a subsidiary may be issued;

          (f) any issuance or sale of capital stock or rights, options or warrants to acquire capital stock of the Company or any subsidiary (other than (1) issuances by the Company pursuant to a Qualified IPO, (2) the issuance of capital stock of the Company or rights, options or warrants to acquire capital stock of the Company under employee stock option or stock purchase plans, (3) any such issuance or sale by a subsidiary to the Company or a wholly owned subsidiary of the Company, (4) the issuance of any shares of Common Stock upon the exercise or conversion of any option, warrant or other convertible security outstanding on the date hereof or issued hereafter in accordance with the terms of this Agreement;

          (g) declaration or payment of any dividend on, distributions with respect to, or repur chase or redemption of capital stock other than (1) pro rata dividends on the Common Stock paid from current earnings, (2)
     --- ----
     payments of dividends on or repurchases of shares of wholly owned subsidiaries' capital stock or (3) repurchases of Common Stock held by bona
                                                                            ----
     fide, full-time employees of the Company or its subsidiaries (other than
     ----
     Tom Price or Donald Strough) in connection with the death, disability or termination of such employees in accordance with the terms of any employee stock option or stock purchase plan, provided that the aggregate amount of
                                          --------
     all such repurchases shall not exceed $250,000 per fiscal year;

          (h) any amendment of the Charter Documents of the Company or any subsidiary, except as necessary to accommodate a Qualified IPO

          (i) any dissolution, liquidation or bankruptcy filing of the Company or any subsidiary;

          (j)  any replacement of independent accountants;

          (k)  any transaction with an Affiliate;

          (l) any increase or reduction in the number of authorized members of the Board or any creation of or appointment of members to a committee of the Board, or any direct or indirect payment to, or on behalf of, any member of such board, as compensation for serving thereon or as a member of any committee thereof (other than reimbursement of expenses in accordance with Section 3.8 hereof).

     3.8  Compensation. The directors shall be entitled to receive reasonable
          ------------
compensation for their services in accordance with the By-Laws of the Company and shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith; provided that any employee of the Company who serves as a director, shall not be entitled to receive compensation for such services but shall be entitled to reimbursement hereunder.

SECTION 4.  Transferability.
            ---------------

     4.1  Restrictions on Transferability.
          -------------------------------

          (a) No Securities may be Transferred except upon compliance with the provisions of the Securities Act and this Agreement, and any attempted Transfer other than in accordance with the terms hereof is void ab initio and transfers no right, title or interest in or to such Securities to the purported transferee, buyer, donee, assignee or encumbrance holder. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

          (b) The Company and the Stockholders, as the case may be, shall cause each Person (other than a transferee of securities sold pursuant to a registration statement or pursuant to Rule 144 under the Securities Act) that acquires Securities (as a condition to such acquisition) to execute this Agreement and be bound by its terms.

          (c) Restrictive Legend. Each certificate representing any portion of the Securities that is held by a party hereto shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION. THE SECURITIES ARE ALSO SUBJECT TO PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED JULY 8, 1997, AS IT MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF (THE "AGREEMENT"), WHICH CONTAINS RESTRICTIONS ON TRANSFER, AND BRING-ALONG PROVISIONS. COPIES OF THE AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

     4.2  Notice of Proposed Transfers Securities Law Compliance. Prior to any
          ------------------------------------------------------
proposed Transfer, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Company, shall be accompanied by either (i) a written opinion of legal counsel (who may be internal counsel) who shall be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed Transfer may be effected without registration under the Securities Act, (ii) a "no action" letter from the staff of the SEC to the effect that the distribution of such securities without registration will not result in recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company. Notwithstanding the foregoing, the requirements of clauses (i), (ii), or (iii) above need not be satisfied with respect to the following transactions: (A) transactions in compliance with Rule 144 under the Securities Act so long as the Company is furnished with satisfactory evidence of compliance with such Rule;
(B) Transfers by a Holder which is a partnership or limited liability company on a pro rata basis in accordance with the terms of the partnership or limited liability company operating agreement to a general partner, limited partner or member of such partnership or limited liability company; (C) Transfers by a Holder which is a corporation to any wholly-owned subsidiary or parent of such corporation that wholly owns such corporation. In addition, Transfers made by a Holder that is a state sponsored employee benefit plan to a successor trust or fiduciary is permitted, and the requirements of clauses (i), (ii) and (iii) of this Section need not be satisfied.

     4.3  Permitted Transfers.  Subject to compliance with the applicable
          -------------------
provisions of the Securities Act and with Sections 4.1 and 4.2, if applicable, the following Transfers may be made without compliance with the other provisions of Section 4 or Section 8, subject to the transferee (other than in the case of clause (A) of Section 4.2), agreeing in writing to be bound by the terms of this Agreement to the same extent as if such transferee were a party hereto and subject to any conditions set forth below: (i) Transfers described in clauses (A), (B) and (C) and the last sentence of Section 4.2; (ii) Transfers by an individual Stockholder by gift to his or her spouse or to the siblings, lineal descendants, or parents of such individual or his or her spouse or to any trust, partnership, limited liability company or other entity of which such person or persons are the sole beneficiaries, provided, that with respect to all such Transfers by a Principal, such Principal retains sole voting power of the Transferred Securities; (iii) Transfers upon death of an individual Non-Principal Stockholder to such Non-Principal Stockholder's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; (iv) Transfers by present or future management Stockholders to the Company upon termination of employment or pursuant to agreements permitting the Company to make such repurchases approved by the Board of Directors of the Company; (v) Transfers contemplated by Section 6 and Section 8; (vi) redemptions or repurchases of the Preferred Stock permitted or required by the Certificate of Incorporation of the Company; or (vii) Transfers in a bona fide public offering pursuant to an effective registration statement under the Securities Act.

     4.4  Transfers by Principal Stockholders. (a) Notwithstanding anything to
          -----------------------------------
the contrary in this Agreement, no Principal shall Transfer any Securities if as a consequence thereof, (i) the Principal would have Transferred, together with all prior Transfers by such Principal, beneficial ownership or voting power with respect to more than 15% (if such Transfer occurs prior to a Qualified IPO) or 50% (if such Transfer occurs after a Qualified IPO) of the voting stock of the Company set forth opposite such Principal's name on Appendix A, as of the date hereof or (ii) such Transfer would cause a breach or violation of any provision of any agreements between the Company or any of its subsidiaries and any automobile manufacturer.

     (b) In the event of the death of either Principal, the Company shall have the option to purchase from such deceased Principal's successor-in-interest that number of shares of Common Stock equal to 15% of the total number of shares of Common Stock set forth opposite such Principal's name on Appendix A hereto. The option provided for herein must be exercised, if at all, by written notice of exercise given to the executor or other authorized representative of the estate of such deceased Principal within 30 days of the date of appointment of such executor or personal representative. Acquisition of the shares upon exercise of the option is subject to applicable provisions of the Securities Act and Sections 4.1 and 4.2 hereof. Further, exercise of the option hereunder shall be subject to the condition that such exercise and purchase of shares shall not result in a breach or violation of any provision of any agreement between the Company or its subsidiaries and any automobile manufacturer. The price for each share purchased upon exercise of the option shall be equal to the value of the Company, as determined below, divided by the total number of fully diluted shares (giving effect to the future exercise of all outstanding warrants, options or any other rights to acquire shares of Common Stock or securities convertible or exchangeable for Common Stock, regardless of whether such exercise has occurred or the right to exercise has vested) of Common Stock. The value of the Company shall be equal to the amount determined in accordance with clause (i), unless clause (ii) is applicable: (i) the difference derived by subtracting (y) the Company Debt, from (z) the product derived by multiplying
(a) the EBITDA of the Company for the 12-month period ended as of the last day of the calendar quarter immediately preceding the death of the Principal (the "Valuation Date"), by (b) seven, and (ii) if such death occurs after the closing of a Qualified IPO, and the Common Stock is listed on a nationally recognized stock exchange, including, without limitation, the Nasdaq National Market System, then 100% of the average closing price on such exchange for the twenty trading days immediately preceding the death of the Principal. In the event of a New Acquisition by the Company (or a subsidiary of the Company) within the 12-months immediately preceding the Valuation Date, the calculation of EBITDA shall give pro forma effect to such New Acquisition provided that (i) in the case of a merger or acquisition of stock, such pro forma calculation shall include the aggregate amount of EBITDA of such acquired company for the four full fiscal quarters of such acquired company for which financial information is available immediately preceding the Valuation Date; or (ii) in the case of a purchase of assets, such pro forma calculation shall include the EBITDA attributable to the assets acquired in such transaction for the four full fiscal quarters for which financial information is available immediately preceding the Valuation Date. The entire purchase price for the shares shall be paid in full, in cash upon the close of purchase of the shares. Upon the close, the executor or personal representative of the deceased Principal shall deliver stock certificates and stock powers for the shares purchased hereunder, duly endorsed, together with any necessary or appropriate probate or other court confirmation of the sale. The close shall occur within 90 days or as soon as practicable thereafter following the date on which notice of exercise is deemed given by the Company hereunder.

     (c) Each Principal shall cause any shares held by the Principal to be transferred to a voting trust (which trust shall not effect any Transfer of beneficial ownership or other interest in such shares other than the right to vote such shares) effective upon the first to occur of the death or incompetence (as defined below) of such Principal. Any shares held in the name of such voting trust shall be subject to all of the provisions of this Agreement, including the provisions of Section 4.4(b) above. The trustee of any such voting trust established by Price, shall be his nephew, William Price. The trustee of any such voting trust established by Strough shall be Jeannine McMechen. In the event that such trust is not in effect or the designated trustee shall for any reason fail to qualify or cease to act as the trustee of the voting trust, then each share held in the name of such voting trust shall be exchanged with the Company for one share of Class C Common Stock. The term "incompetence" shall refer to the first to occur of (i) judicially declared incompetence or (ii) certification of incompetence by 3 medical doctors, each of whom is independent of the Company and the Principal and is qualified and experienced in rendering determinations of incompetence.

     4.5  Transfers by Restricted Holders. Notwithstanding anything to the
          -------------------------------
contrary in this Agreement, the Restricted Holders shall not Transfer any Securities if such Transfer would cause a breach or violation of any provision of any agreements between the Company or any of its subsidiaries and any automobile manufacturer.

SECTION 5.  Registration Rights.
            -------------------

     5.1  Requested Registration. If, at any time after the earlier to occur (i)
          ----------------------
July __, 1998 and (ii) the sale pursuant to a registration statement of any securities of the Company, the Company receives from TCW a written request to effect a registration under the Securities Act, the Company will:

          (a) promptly give written notice of the proposed registration to all other Holders; and

          (b) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that (w) TCW is entitled to three registrations pursuant to this Section 5.1, no more than one of which may be effected in any given 12-month period; (x) if TCW requests a shelf registration pursuant hereto and such Registration Statement remains effective for less than one year, then if TCW sells less than 75% of the securities registered in such shelf registration then TCW shall be entitled to demand another registration in addition to those set forth in clause (w) above; and (y) the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 5.1:

               (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) During the period of 90 days following the effective date of the registration statement pertaining to a registered public offering of equity securities of the Company for cash for its own account (other than a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act or a registration relating solely to employee benefit plans); or

               (iii) unless TCW proposes to dispose of Registrable Securities which it reasonably anticipates will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $5,000,000.

          Subject to the foregoing clauses (i) and (ii) and to Section 5.1(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of TCW, and in no event later than ninety (90) days after receipt of such request.

          (c)  Underwriting.  If TCW intends to distribute the Registrable
               ------------
     Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
     Section 5.1 and the Company shall include such information in the written notice referred to in Section 5.1(a). The right of each Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders of Common Stock, the holders of a majority of the Common Stock owned by TCW and such Holder) to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by TCW. Notwithstanding any other provision of this
     Section 5.1, if the underwriter or underwriters determine that marketing factors require the number of shares to be underwritten to be reduced and so advise TCW, in writing, then

     TCW, shall so advise all Holders who have indicated to the Company that they intend to participate in such underwriting and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

               (i) Registrable Securities held by any person other than TCW shall first be excluded on a pro rata basis on the basis of the number of Registrable Securities requested to be included by such Holders;

               (ii) If further reductions are required, Registered Securities held by TCW shall be excluded.

          No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and TCW. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater-number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

          If the underwriter or underwriters have not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter or underwriters so agree and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

          (d)  Delayed Filing. If the Company shall furnish to TCW a certificate
               --------------
     signed by the President of the Company stating that, in the good faith discretion of the Board of Directors of the Company, it would not be in the best interest of the Company for such registration statement to be filed on or before the date filing would be required, then the Company may defer the filing of the registration statement for a period or periods not in excess of an aggregate of ninety (90) days, such right to delay a filing to be exercised by the Company not more than once in any calendar year.

          (e)  Shelf Registration.
               ------------------

               (i) If any registration pursuant to this Section 5.1 is requested by TCW to be a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration"), the Company shall, within
                                 ------------------
          ninety (90) days use all reasonable efforts to file pursuant to Rule 415 under the Securities Act, a shelf registration statement (a "Shelf
                                                                           -----
          Registration Statement") relating to the securities requested to be so
          ----------------------
          registered. The Company shall keep such Shelf Registration Statement continuously effective for a period of one hundred eighty (180) days following the date on which the SEC declares such Shelf Registration Statement effective under the Securities Act, or such shorter period ending when all the

          Registrable Securities covered by such Shelf Registration Statement have been sold.

               (ii) Upon the occurrence of any event that would cause the Shelf Registration Statement (A) to contain an untrue or alleged untrue statement of material fact, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statement therein not misleading, or (B) not to be effective and usable for resale of the Registrable Securities covered by such Shelf Registration Statement during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Shelf Registration Statement, in the case of clause (A), to correct any such misstatement or omission and, in the case of either clause. (A) or (B), use all reasonable efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter.

          (f)  Effective Registration Statement.  A registration requested
               --------------------------------
     pursuant to this Section 5.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided, however, that if such registration statement does not become effective after the Company has filed it solely by reason of the refusal to proceed by TCW (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company or the Registration Statement), then such registration shall be deemed to have been effected unless TCW shall have elected to pay all Registration Expenses referred to in Section 5.4 in connection with such registration,
     (ii) if, after the registration statement that relates to such registration has become effective, such registration statement becomes subject to any stop order, injunction or any order or requirement of the SEC or other governmental agency or court for any reason and such order, injunction or requirement is not promptly withdrawn or lifted, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Holders.

     5.2  Form S-3.
          --------

          (a) After the Company has qualified for the use of Form S-3, TCW shall have the right to registrations on Form S-3 (but not more than one registration in any twelve (12) month period shall be requested by TCW including registrations requested pursuant to Section 5.1 hereunder) under this section 5.2 (requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be required to effect a registration pursuant to this Section 5.2 unless (i) TCW proposes to dispose of Registrable Securities which it reasonably anticipates will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $5,000,000 and (ii) TCW is not entitled to sell all of its shares within a three-month period under Rule 144.

          (b) The Company shall give notice to all Holders of Registrable Securities and all other Holders of the receipt of a request for registration pursuant to this section 5.2 and shall provide a reasonable opportunity for all Holders and all other Holders to participate in the registration. Subject to the foregoing, the Company will use all reasonable efforts to effect promptly the registration of all Registrable Securities on Form S-3, as the case may be, to the extent requested by the Holder or Holders thereof for purposes of disposition.

     5.3  Company Registration.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time, the
               ----------------------
     Company shall determine to register any of its Common Stock (including in a Qualified IPO), for its own account or for the account of others, other than a registration pursuant to Section 5.1, a registration relating solely to employee benefit plans or a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act or registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i) promptly give to (A) each Holder and (B) those other shareholders of the Company who have "piggyback" registration rights ("Other Holders") written notice thereof; and
            -------------

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests by any Holder or Holders, and all shares of Common Stock specified in a written request or requests by the Other Holders; provided such written requests are received by the Company within twenty (20) days following receipt by such Holders and the Other Holders of such notice from the Company.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
     notice is for a registered public offering involving a firm commitment underwriting, the Company shall so advise the Holders and the Other Holders as a part of the written notice given pursuant to Section 5.3(a)(i). In such event, the right of any Holder and the Other Holders to registration pursuant to this section 5.3 shall be conditioned upon such Holder's and the Other Holders' participation in such underwriting and the inclusion of such Holder's Registrable Securities and such Other Holders' Common Stock in the underwriting to the extent provided herein. All Holders and Other Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
     Section 5.3, if the Company and the underwriter or underwriters determine that marketing factors require limitation of the number of shares to be underwritten, the underwriter may exclude from such underwriting all or some of the shares proposed for registration on the following basis:

               (i) shares held by any person who does not have contractual rights to cause the Company to register such shares shall first be excluded;

               (ii) if further reductions are required, any shares held by the Other Holders will next be excluded, such reductions to be allocated as nearly as practicable among each such Other Holder in the proportion that the number of shares of Common Stock (on a fully converted basis) held by such Other Holder bears to the total number of shares of Common Stock (on a fully converted basis) held by all Other Holders seeking to register their shares; and

               (iii) if further reductions are required, Registrable Securities and any shares held by the Holders (including TCW) will next be excluded, such reductions to be allocated among the Holders such that
          (A) one half of the shares that the underwriter believes can be underwritten would be allocated solely to TCW and (B) the remaining half would be allocated among TCW and the remaining Holders on a pro-rata basis, based on the number of shares TCW and such Holders are seeking to register (with TCW's share number adjusted to reflect the shares that are allocated to it under clause (A)); provided, that if any Registrable Securities held by TCW are excluded from registration pursuant to this clause (iii), such Registrable Securities shall be included in any overallotment option granted in connection with such registration to the maximum extent possible.

          Except as provided in the last sentence of this paragraph, no shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder or other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such shares a greater number of shares may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders and Other Holders who have included shares in the registration the right to include additional shares in the same proportion used above in determining the underwriter limitation.

     5.4  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with one registration per year pursuant to Section 5.1 requested by TCW and all Registration Expenses incurred in connection with a registration pursuant to Section 5.2 or Section 5.3, including the reasonable fees and expenses of one counsel for and selected by TCW shall be borne by the Company; and all Selling Expenses shall be borne by the Holders of the Registrable Securities so registered pro-rata on the basis of the number of shares so registered.

     5.5  Registration Procedures.  Whenever the Company is required to register
          -----------------------
Registrable Securities pursuant to Sections 5.1, 5.2 or 5.3, the Company will use all reasonable efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC as soon as practicable a registration statement with respect to such Registrable Securities as prescribed by Section 5 on a form available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof and use all reasonable efforts to cause each such registration statement to become and remain effective; provided, however; that before filing a registration statement, the Company will furnish the Holders of Registrable Securities covered by such registration statement, the underwriters, if any, and any attorney, accountant or other agent required by any such Holders of Registrable Securities or underwriters (a) copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Holders, their counsel and underwriters, if any, and (ii) if requested, financial and other information required by the SEC to be included in such registration statement and all financial and other records, pertinent corporate documents and properties of the Company customarily reviewed in connection with an underwritten registration; and shall cause the officers, directors and employees of the Company, counsel to the Company and independent certified public accountants to the Company, to respond to such inquiries and supply all information, as shall be necessary, in the opinion of respective counsel to such Holders and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act, and will not file any registration statement to which the holders of a majority of the shares owned by TCW, the Holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments, post-effective amendments and prospectus supplements to such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) the period provided in Section 5.1 or (ii) such time as all such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that the Company shall be deemed not to have used all reasonable efforts to keep a registration statement effective during the applicable period if it voluntarily takes any action that results in the selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period;

          (c) furnish to each Holder of Registrable Securities covered by a registration statement and to each underwriter; if any, such number of copies of such registration statement, each amendment and post-effective amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus and any supplement to such prospectus and any other prospectus filed under Rule 424 of the Securities
     Act), in each case including all exhibits, and such other documents as such seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or to be disposed of by such underwriter (the Company hereby consenting to the use, in accordance with all applicable laws, of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller and the underwriters, if any, in connection with the offering and sale of the Registrable securities covered by such registration statement or prospectus);

          (d) use all reasonable efforts to register or qualify and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the securities to be included in a registration statement for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement, provided, that the Company will not be required to
     (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction;

          (e) cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class as the Registrable Securities are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use all reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule llAa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to its reasonable efforts to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (f) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Securities not later than the effective date of such registration statement;

          (g) comply with all applicable rules and regulations of the SEC and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the SEC for filing the applicable report with the SEC) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts under written offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which earnings statement shall cover said 12-month period;

          (h) permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

          (i) use all reasonable efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or suspending the qualification (or exemption from qualification) of any of the securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use all reasonable efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

          (j) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the selling Holders of Registrable Securities) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriters, if any, and each selling Holder of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a majority of the Registrable Securities being sold may reasonably request;

          (k) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by the Holders of a majority of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer's counsel requested in underwritten offerings, such as the effectiveness of the registration statement and such other matters as may be requested by the underwriters, if any;

          (l) promptly (but in any event, within two business days) notify the selling Holders of Registrable Securities, their counsel and the managing underwriters, if any, and confirm such notice in writing:

               (i) when a prospectus or any supplement or post-effective amendment to such prospectus has been filed, and, with respect to a registration statement or any post-effective amendment thereto, when the same has become effective;

               (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any prospectus or the initiation of any proceedings by any Person for that purpose;

               (iv) if at any time the representations and warranties of the Company contemplated by clause (i) of paragraph (q) below cease to be true and correct in any material respect,

               (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose;

               (vi) of the happening of any event that makes any statement made in such registration statement untrue in any material respect or that requires the making of any changes in such registration statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any prospectus), not misleading; and

               (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

          (m) if requested by the managing underwriters, if any, or a Holder of Registrable Securities being sold, promptly incorporate in a prospectus, supplement or post-effective amendment and information as the managing underwriters, if any and the Holders of a majority of the Registrable Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid thereof or by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

          (n) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the registration statement;

          (o) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold not bearing any restrictive legends and in a form eligible for deposit with The Depository Trust Company and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holder of Registrable Securities may request at least three business days prior to any sale of Registrable Securities to the underwriters;

          (p) as promptly as practicable upon the occurrence of any event contemplated by clause (l) (vi) above, prepare a supplement or post-effective amendment to the registration statement, or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the prospectus will not contain an untrue statement of a material fact or an omission to state a material fact to be required to be stated in a registration statement or prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (q) enter into such agreements (including underwriting agreements in customary form, scope and substance) and take all such other actions in connection therewith as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and the registration statement, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when requested;

               (ii) if an underwriting agreement is entered into, cause the same to include the indemnification and contribution provisions and procedures substantially similar to (and use all reasonable efforts to assure that such provisions are no less favorable to the selling Holders of Registrable Securities than) those contained in Section 5.6 with respect to all parties to be indemnified pursuant to said Section (or, with respect to the indemnification of such underwriters, such similar indemnification and contribution provisions as such underwriters shall customarily require); and

               (iii) deliver such documents and certificates as may be requested by the Holders of a majority of the Registrable Securities being sold and managing underwriters, if any, to evidence compliance with clause (i) above and with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company;

          The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by the Holders of a majority of the Registrable Securities being sold.

          (r) cooperate with each seller of Registrable Securities covered by any registration statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (s) use all reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement contemplated hereby.

          Each Holder agrees by the acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5.5(l) (ii), 5.5(l) (iii), 5.5(l)(v), 5.5(l) (vi), or 5.5(l) (vii), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement until such Holder's receipt of the copies of the supplemented or amended registration statement contemplated by Section 5.5(p), or until it is advised in writing (the "Advice") by the Company
                                                     ------
     that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time periods mentioned in Section 5.1 shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement receives (x) the copies of the supplemented or amended prospectus contemplated by Section 5.5(p) or (y) the Advice, as the case may be.

     5.6  Indemnification and Contribution.
          --------------------------------

          (a)  Company Indemnification.  The Company will indemnify, to the
               -----------------------
     fullest extent permitted by law, each Holder (which term, for purposes of this Section 5.6, shall be deemed to include Other Holders who include shares in a registration), its Affiliates, each of its and its Affiliates' officers, directors, employees, counsel, agents, representatives and partners, and each person controlling within the meaning of Section 15 of the Securities Act or Section 20 the Exchange Act, such Holder or its Affiliates, participating in any registration, qualification, or compliance effected pursuant to this Section 5.6 with respect to Registrable Securities held by such

     Holder, each person controlling the Company who is not participating in such registration, qualification or compliance and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, costs (including, without limitation, costs of investigation and reasonable attorneys' fees and disbursements, expenses and liabilities (or actions in respect thereof collectively "Losses"),
                                                                  ------
     including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state, or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its Affiliates and its Affiliates' officers, directors, employees, counsel, agents, representatives and partners, and each person controlling such Holder or its Affiliates, each such person controlling the Company who is not participating in such registration, qualification or compliance, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any Losses, as incurred, provided that the Company will not be liable to such Holder in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission, made in reliance on and in conformity with written information furnished to the Company expressly for use in the registration statement by such Holder.

          (b)  Holder Indemnification.  Each Holder will, if Registrable
               ----------------------
     Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, each other Holder and each Other Holder, and each of its officers, directors, and partners and each person controlling such other Holder or Other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) by such Holder of a material fact contained in any such registration statement, prospectus, offering circular, or other similar document, or any omission (or alleged omission) by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company expressly for use in the registration statement by such Holder; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the aggregate proceeds (net of payment of all expenses) received by such Holder in such offering.

          (c)  Notice of Actions.  Each party entitled to indemnification under
               -----------------
     this Section 5.6

     (the "Indemnified Party") shall give notice to the party required to
           -----------------
     provide indemnification (the "Indemnifying Party") promptly after such
                                   ------------------
     Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense (including the payment of all fees and expenses incurred in connection thereof) of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Each Indemnified Party shall have the right to employ separate counsel in such defense but the fees and expenses of such counsel shall be at the expense of each such Indemnified party unless the representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest or if the Indemnifying Party fails to promptly assume the defense. No Indemnified Party shall be liable for any settlement effected without its written consent. Each Indemnifying party agrees, jointly and severally, that it will not, without the indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the Indemnified Party, of the Indemnified party from all liability and obligation arising therefrom.

          The Indemnifying Party's liability to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

          The Indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party, and will survive the Transfer of Registrable Securities. The failure of any Indemnified Party or Parties to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 5.6 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
     Section 5.6 is unavailable or insufficient to hold harmless an Indemnified Party under Section 5.5(a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 5.6(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Party on the other from the offering of the Shares and the relative fault of the Company on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 5.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 5.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Party in connection with investigating or defending against any action or claim which is the subject of this Section 5.6(d). Notwithstanding the provisions of this Section 5.6(d), no Holder shall be required to contribute any amount in excess of the proceeds (net of payment of all expenses) received by such Holder in the registration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this section 5.6(d) to contribute are several in proportion to the number of shares sold by each Holder participating in a registration and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 5.6(c)). The indemnity and contribution agreements contained in this Section 5.6 are in addition to any indemnity that the Indemnifying Parties may have to the Indemnified Parties.

     5.7  Information by Holder.  Each Holder of Registrable Securities included
          ---------------------
in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 5.

     5.8  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the SEC that may at any time permit the sale of shares of Common Stock to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

          (a) use its best efforts to facilitate the sale of shares of Common Stock to the public, without registration under the Securities Act, pursuant to Rule 144 under the Securities Act, provided that this shall not require the Company to file reports under the Securities Act or the Exchange Act at any time prior to the Company's being otherwise required to file such reports;

          (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (d) during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available the information required to be provided by Rule 144A(d)(4);

          (e) so long as a Holder owns any shares of Common Stock which constitute restricted securities under Rule 144 to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

     5.9  Market Stand-off Agreement.  Each Holder and the Company agree
          --------------------------
not to sell or otherwise transfer or dispose of any Common Stock or other securities of the Company (other than in a private transaction) held by it during a period of 180 days (or such shorter period as the Company and the underwriters may agree upon in connection with a Qualified IPO) following the effective date of a registration statement of the Company filed under the Securities Act in connection with a Qualified IPO. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     5.10 Transfer of Registration Rights.  Subject to compliance with
          -------------------------------
Sections 2 and 4, the rights granted under this Section 5 may be assigned or otherwise conveyed in whole or in part by any Holder of Registrable Securities to any transferee; provided that in each case the Company is given written notice of the transfer, stating the name and address of said transferee and said transferee's agreement to be bound by the provisions of this Agreement.

     5.11 Certain Limitations in Connection with Future Grants of
          -------------------------------------------------------
Registration Rights.  From and after the date of this Agreement, the Company
-------------------
shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement:

          (a)  includes the equivalent of Section 5.9 as a term; and

          (b) contains provisions substantially similar to and not in conflict with those contained in Section 5.3(b) with respect to the allocation of Registrable Securities to be included in an underwritten public offering if marketing factors require a limitation on the number of such securities to be included.

          Notwithstanding the foregoing, from and after the date of this Agreement, without the prior written consent of the Holders of a majority of the Registrable Securities, and the holders of a majority of the Registrable Securities owned by TCW, the Company shall not enter into any agreement with any person or persons providing for the granting to such holder of registration rights superior to those granted to Holders pursuant to Section 5.1, 5.2 or 5.3.

     5.12 Covenants of Holders.
          --------------------

          (a) In the event any shares of Common Stock are offered or sold by any Holder in a registration, each such Holder will: (i) advise the Company in writing of any offer, sale or other disposition by it of any Common Stock in any manner other than as set forth in the registration statement or any prospectus included therein on or before the respective dates thereof; (ii) not effect any stabilization activity in connection with the Company's Common Stock other than in transactions permitted pursuant to Regulation M under the Exchange Act;
     (iii) not bid for or purchase, for any account in which it has a beneficial interest, any Common Stock other than in transactions permitted pursuant to Regulation M under the Exchange Act (if applicable); and (iv) not, until it has sold all of such shares of Common Stock, attempt to induce any person to purchase any Common Stock other than in transactions permitted pursuant to Regulation M under the Exchange Act.

          (b) Each Holder shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Registrable securities on the basis provided in any underwriting arrangements satisfactory to such Holder entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings (and the Company shall use all reasonable efforts to assure that such agreements and documents contain provisions that are in no event less favorable to such Holder than the indemnities provided herein).

SECTION 6.  Bring-Along Rights.
            ------------------

     6.1 In the event of a Change of Control Transaction approved by the Board of Directors of the Company and the Principal Stockholders, then (following transmittal of a notice to be provided by the Principal Stockholders or the Company to the Non-Principal Stockholders no less than 20 days before the consummation of the Change of Control Transaction), subject to the provisions of this Section 6, all Stockholders shall cooperate in, and shall take all actions which the Principal Stockholders and the Company deem reasonably necessary or desirable to consummate the Change of Control Transaction, including, without limitation, (x) entering into agreements with third parties on terms substantially identical to or more favorable to the Non-Principal Stockholders than those applicable to the Principal Stockholders (which agreements may, subject to the provisions of this Section 6, require a Non-Principal Stockholder to sell all of his, her or its Common Stock and may require, subject to the provisions of this Section 6, representations, indemnities, holdbacks and escrows), and (y) obtaining all governmental consents and approvals reasonably necessary or desirable to consummate such Change of Control Transaction (to the extent such consents and approvals may be obtained without any significant effort or expense by the Non-Principal Stockholder)

     6.2 The obligations of the Stockholders pursuant to this Section 6 are subject to the satisfaction of the following conditions, unless such conditions are waived in writing by a particular Stockholder only with respect to such Stockholder:

          (a) Subject to Section 6.2(b) below, upon the consummation of the Change of Control Transaction, all of the holders of any class of Preferred Stock or Common Stock will receive the same form and amount of consideration per share of such class of Preferred Stock or Common Stock, respectively, or if any holders of Preferred Stock or Common Stock are given an option as to the form and amount of consideration to be received, all holders will be given the same option. Holders of Preferred Stock shall receive consideration per share of Preferred Stock at least equal to the face amount or liquidation preference of such Preferred Stock plus any accrued but unpaid interest or dividends thereon.

          (b) The TCW Stockholders shall not be required to accept consideration in a Change of Control Transaction in which the rights set forth in this Section 6 are exercised other than for cash or equity securities registered under the Exchange Act and listed on the New York or American Stock Exchange or the Nasdaq National Market ("Public
                                                             ------
     Securities").  A Change of Control Transaction involving consideration
     ----------
     other than cash or Public Securities may be effected and the rights provided in this Section 6 may be exercised if the TCW Stockholders receive consideration consisting solely of cash and Public Securities in respect of their Securities, with the value of the consideration receivable in such a transaction to be determined in the manner described below. The value of the Securities held by the TCW Stockholders initially shall be determined in good faith by the Board of Directors of the Company, and the Company shall provide written notice thereof to the TCW Stockholders. If no objection is made to such determination within twenty (20) business days by the TCW Stockholders then holding a majority of the Securities held by the TCW Stockholders, the value determined by the Board of Directors of the Company shall be final and binding on all parties. If the holders of a majority of the Securities owned by the TCW Stockholders object in writing to such valuation within twenty (20) business days after receipt of notice from the Company, the Company shall select an independent financial appraiser, the Holders of a majority of the Securities owned by TCW shall select an independent financial appraiser, and the two financial appraisers shall select a third independent financial appraiser to determine the value of the Securities held by the TCW Stockholders. The cost and expense of these appraisers shall be paid by the Company.

          (c) No Principal Stockholder who holds any debt or other securities issued by the Company (i.e., securities other than Common Stock) shall, pursuant to the Change of Control Transaction, receive, in consideration of such debt or other securities, an amount greater than the sum of, without duplication, (X) the face amount or liquidation preference of such securities, plus (Y) any accrued but unpaid interest or dividends thereon (including cumulative dividends, if applicable), plus (Z) any prepayment or redemption premium or penalty set forth in the terms of the agreements evidencing such securities.

          (d) No Non-Principal Stockholder shall be obligated to make any out of pocket expenditure prior to the consummation of the Change of Control Transaction (excluding modest expenditures for postage, copies, etc.), and no Non-Principal Stockholder shall be obligated to pay more than his, her or its pro-rata share of reasonable expenses incurred in connection with a consummated Change of Control Transaction to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered costs of the transaction hereunder.

          (e) The only representations, warranties or covenants that TCW shall be required to make in connection with the Change of Control Transaction are representations and warranties with respect to its own ownership of the Securities to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims; the liability of TCW with respect to any representation and warranty or covenant made in connection with a Change of Control Transaction shall be several and not joint with any other person; such liability shall be limited to the amount of proceeds actually received by TCW in the Change of Control Transaction, and TCW shall not be required to provide any indemnification or escrow to anyone in connection with the Change of Control Transaction, other than with respect to the representations, warranties and covenants made by TCW in connection with the Change of Control Transaction; provided, however, that TCW shall not be obligated to participate in a Change of Control Transaction unless TCW is provided an opinion of counsel to the effect that the sale in connection with such Change of Control Transaction is not in violation of the registration or qualification requirements of federal or applicable state securities laws, or, if TCW is not provided with such an opinion, the Company shall indemnify TCW for any violation.

     6.3 If the Principal Stockholders enter into any negotiation with respect to a Change of Control Transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available, each Non-Principal Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act) will, at the request of the Principal Stockholders, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Principal Stockholders.

     6.4 Section 6.1 of this Agreement provides that, subject to the provisions thereof, the Stockholders must sell the Securities owned by them in connection with a Change of Control Transaction. In order to implement the provisions of this Section 6, each of the Stockholders by executing this Agreement hereby agrees to vote or to execute and deliver written consents in respect of all Securities now owned or hereafter registered in its name in connection with the approval of such a Change of Control Transaction (provided that the conditions of Section 6 are satisfied). Each of the Stockholders affirms that its agreement to vote for the approval of a Change of Control Transaction is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable. This voting agreement shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Securities that is required to become a party to this Agreement. This voting agreement shall remain in full force and effect throughout the time that Section 6 of this Agreement is in effect. It is understood that this voting agreement relates solely to such a Change of Control Transaction and does not constitute the agreement to vote or consent as to any other matters.

SECTION 7.  [RESERVED]

SECTION 8.  Tag-Along Rights.
            ----------------

     8.1  The Tag-Along Rights Notice.  If any  Principal Stockholder "Selling
          ---------------------------                                 --------
Stockholder") negotiates or receives and elects to accept one or more bona fide
------------
offers to purchase or otherwise acquire for value shares of Preferred Stock or Common Stock (a "Purchase Offer") , such Selling Stockholder, subject to other
                 --------------
restrictions contained herein, shall promptly notify in writing the TCW Stockholders (the "Participating Stockholders") and the Company of the terms and
                   --------------------------
conditions of such Purchase Offer and the number of Securities proposed for sale pursuant to the Purchase Offer (the "Tag-Along Rights Notice") and must include
                                     -----------------------
therewith a copy of drafts of all materials relating to the Purchase Offer.

     8.2  The Rights.  The Participating Stockholders shall have the right,
          ----------
exercisable upon written notice to the Selling Stockholder within twenty (20) days after the date of receipt of the Tag-Along Rights Notice, to participate in accordance with the terms and conditions set forth below in the Selling Stockholder's sale of Preferred Stock or Common Stock pursuant to the specified terms and conditions of such Purchase Offer. To the extent the Participating Stockholder exercises such right of participation, the number of shares of Preferred Stock or Common Stock that the Selling Stockholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation shall be subject to the following terms and conditions:

          (a) Each Participating Stockholder may sell all or any part of that number of Securities owned by such Participating Stockholder that is not in excess of the product obtained by multiplying (i) the number of shares of Preferred and/or Common Stock covered by the Purchase Offer that the Selling Stockholder may sell by (ii) a fraction, the numerator of which is the number of shares of Preferred and/or Common Stock of the Company at the time owned by that Participating Stockholder, and the denominator of which is the aggregate number of shares of Preferred and/or Common Stock of the Company then outstanding held by the Selling Stockholder and all of the Participating Stockholders. Fractions shall be computed separately for the Preferred Stock and Common Stock.

          (b) Nothing herein shall prevent the Holders of a majority of the Securities held by the Principal Stockholders, or the Holders of a majority of the Securities held by TCW from waiving the rights of such respective group of Stockholders under this Section 8.

     8.3  Procedures.
          ----------

          (a) Each Participating Stockholder may effect his, her or its participation in the sale by delivering to the Selling Stockholder, with a copy to the Company, within the twenty-day period specified under Section
     8.2 above, for transfer to the maker(s) of the Purchase Offer, one or more certificates or other instruments, properly endorsed for transfer, which shall be accompanied by a written election to participate in the sale with respect to the number of shares of Preferred and/or Common Stock (the "Election Number").
     ----------------

          (b) The certificates and other instruments that the Participating Stockholder delivers pursuant to Section 8.2 above shall be transferred by the Company to the maker(s) of the Purchase Offer in consummation of the sale of the applicable Securities pursuant to the terms and conditions specified in the Tag-Along Rights Notice to the Participating Stockholder, and the Company shall promptly thereafter remit to such Participating Stockholder that portion of the sale proceeds to which such person is entitled by reason of his participation in such sale and any stock certificates representing any remaining securities not sold in such sale; provided however, that if there is any material change in the terms and conditions of the transaction described in the Tag-along Rights Notice (including, without limitation, any decrease in the purchase price) after a Selling Stockholder makes the election set forth above, then such Selling Stockholder has the right to withdraw from participation in such transaction any or all shares of Preferred and/or Common Stock.

     8.4  Future Rights.  The exercise or non-exercise of the rights of the
          -------------
Participating Stockholders to participate in one or more sales of Securities made by a Selling Stockholder shall not adversely affect the rights of the Participating Stockholders to participate in subsequent sales by a Selling Stockholder pursuant to this Section 8.

     8.5  Limitation on Liability of TCW.  If a sale pursuant to this Section 8
          ------------------------------
constitutes part of a Change of Control Transaction, then the limitations set forth in Section 6.2(e) shall apply.

SECTION 9.  Preemptive Rights.
            -----------------

     9.1  Right to Purchase New Securities.  The Company hereby grants to each
          --------------------------------
Stockholder the right to purchase, pro rata, all New Securities (as defined in Section 9.2) which the Company may, from time to time, propose to sell and issue at the price and on the terms on which the Company proposes to sell such New Securities. A Stockholder's pro rata share, for purposes of this Section 9, shall be equal to a fraction (A) the numerator of which is the number of shares of Common Stock (on a fully diluted basis assuming exercise of all outstanding options and warrants to acquire Common Stock) held by such Stockholder on the date of the Company's written notice pursuant to Section 9.3 below; and (B) the denominator of which is the number of shares of Common Stock outstanding (on a fully diluted basis assuming exercise of all outstanding options and warrants to acquire Common Stock) on such date held by the Stockholders who agree to purchase such New Securities. The right to purchase New Securities shall be subject to the following additional provisions of this Section 9.

     9.2  Definitions.  "New Securities" shall mean any capital stock (including
          -----------
Common Stock or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock; provided, however, that the term New Securities shall not include
               --------  -------
(i) securities issued in connection with the acquisition of another corporation or entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company acquires more than fifty percent (50%) of the voting power or assets of such corporation or entity (including securities issued as a broker's or finder's fee upon the consummation of such an acquisition); (ii) Common Stock (including options to purchase Common Stock), issued to employees, consultants or directors of the Company pursuant to plans or agreements approved by the board of Directors; (iii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company or any of its capital stock; (iv) securities covered by a registration statement which has been declared effective under the Securities Act and sold pursuant to a firm commitment underwriting by a nationally recognized investment bank; or (v) securities sold to TCW pursuant to the Purchase Agreement.

     9.3  Required Notices.  In the event the Company proposed to undertake an
          ----------------
issuance of New Securities it shall give each Stockholder written notice, pursuant to the provisions of Section 10.6 hereof, of its intention, describing the type of New Securities, the price, the number of shares and the general terms upon which the Company proposes to issue the same. Each Stockholder shall have thirty (30) days from the date of receipt of any such notice to agree to purchase any or all of such Stockholder's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     9.4  Company's Right to Sell.  In the event the existing Stockholders fail
          -----------------------
to exercise the right of first refusal as to all New Securities offered within said thirty (30) day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell all such New Securities respecting which the right to purchase provided in Section 9.1 was not exercised, at a price and upon the general terms not more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said sixty (60) day period or entered into any agreement to sell all such New Securities within said sixty (60) day period (or sold and issued all such New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Stockholders in the manner provided above.

          9.5  Expiration of Right.  The rights provided under Section 9 hereof
               -------------------
shall not apply to a Qualified IPO and shall expire on the effective date of a registration statement filed with the Commission in connection with a Qualified IPO (provided, that such right shall be reinstated if equity securities of the Company are not sold pursuant to such registration statement).

          9.6  Assignment.  The rights provided in Section 9 hereof are
               ----------
nonassessable, except that (a) such rights are assignable by each Stockholder to another Stockholder (or to a person who becomes a Stockholder upon transfer of shares to such person) or to an Affiliate of such Stockholder.

SECTION 10.  Company and TCW Call Rights
             ---------------------------

       10.1  Termination of the Principals for Cause.  If the employment of
             ---------------------------------------
either of the Principals is terminated for Cause, the Company (and in the event that the Company does not elect to fully exercise its rights hereunder, the Initial TCW Holders) shall (within the time periods specified in Section 10.3 hereof) have the right to purchase from such Principal (and such Principal's transferees of Common Stock pursuant to Section 4.3 hereof (collectively, the "Permitted Transferees")) and such Principal (and such Principal's Permitted Transferees) shall have the obligation to sell, up to 100% of the Common Stock owned by such Principal (and its Permitted Transferees) for a purchase price per share (such price, the "Reduced Call Price") equal to the amount determined in accordance with clause (i) below unless clause (ii) is applicable:

               (i) the quotient derived by dividing (y) the difference derived by subtracting (a) Company Debt, from (b) the product derived by multiplying (i) EBITDA of the Company for the 12-month period ended as of the last day of the calendar quarter immediately preceding the date notice is sent pursuant to Section
               10.3 hereof, times (ii) four, by (z) the total number of fully diluted shares (giving effect to the future exercise of all outstanding warrants, options or any other rights to acquire shares of Common Stock or securities convertible or exchangeable for Common Stock, regardless of whether such exercise has occurred or the right to exercise has vested, the "Fully Diluted Shares") of Common Stock; and

               (ii) if such termination occurs after the occurrence of a Qualified IPO, and the Common Stock is listed on a nationally recognized stock exchange, including, without limitation, the Nasdaq National Market System (an "Exchange"), then 70% of the average closing price for the Common Stock on such Exchange for the twenty trading days immediately preceding the date the employment of such Principal is terminated (the "Average Closing Price").

       10.2  Resignation of the Principals.
             -----------------------------

             (a) If either of the Principals retires or resigns prior to the fifth annual anniversary of this Agreement for any reason other than due to severe physical illness that prohibits such Principal from fulfilling his obligations under his employment agreement with the Company, the Company (and in the event that the Company does not elect to fully exercise its rights hereunder, the Initial TCW Holders) shall (within the time periods specified in
Section 10.3 hereof) have the right to purchase from such Principal

(and such Principal's Permitted Transferees) and such Principal (and such Principal's Permitted Transferees) shall have the obligation to sell, up to 50% of the Common Stock then owned by such Principal (and its Permitted Transferees) for a purchase price per share equal to the amount determined in accordance with clause (i) below unless clause (ii) is applicable:

                    (i) the quotient derived by dividing (y) the difference derived by subtracting (a) Company Debt, from (b) the product derived by multiplying (i) EBITDA of the Company for the 12-month period ended as of the last day of the calendar quarter immediately preceding the date notice is sent pursuant to Section 10.3 hereof, times (ii) 5.5, by (z) the total number of Fully Diluted Shares; and

                    (ii) if such termination occurs after the occurrence of a Qualified IPO, and the Common Stock is listed on an Exchange, 85% of the Average Closing Price for Common Stock.

               (b) If either of the Principals retires or resigns and such Principal enters into the business of selling, servicing or financing automobiles or other vehicles (other than Permitted Activities) anywhere in the United States (which shall include the ownership of greater than 5% of the equity interests of an entity engaged in such business), the Company (and in the event that the Company does not elect to fully exercise its rights hereunder, the Initial TCW Holders) shall (within the time periods specified in Section
10.3 hereof) have the right to purchase from such Principal (and such Principal's Permitted Transferees) and such Principal (and such Principal's Permitted Transferees) shall have the obligation to sell, up to 100% of the Common Stock owned by such Principal (and its Permitted Transferees) for a purchase price per share equal to the Reduced Call Price, calculated as if the employment of such Principal were terminated on the date notice is sent pursuant to Section 10.3 hereof.

          10.3 Call Procedures.
               ---------------

               (a) If the Company desires to purchase any of the Principal's and its Permitted Transferees' Common Stock pursuant to Section 10.1 or Section 10.2(a), it shall notify such Principal not later than ninety (90) calendar days following the date such Principal's employment is terminated, or if the Company desires to purchase any of such Common Stock pursuant to Section 10.2(b), it may notify such Principal at any time, of its intention to purchase such Common Stock, which notice, in either event, shall specify the number of shares of Common Stock that the Company desires to purchase, and the price per share to be paid. The Company shall send concurrently a copy of such notice (the "Company Notice") to each of the Initial TCW Holders.

               (b) Within fifteen (15) calendar days of the date the Company sends notice pursuant to Section 10.3(a), it shall make payment for the Common Stock by check to the address to which notices are to be sent under this Agreement, or in immediately available funds to the account specified by the Principal.

               (c) If the notice provided by the Company pursuant to Section 10.3(a) hereof does not set forth all of the shares of Common Stock which the Company has the right to purchase pursuant to this Section 10, and the Initial TCW Holders desire to purchase any of the balance of such shares, the Initial TCW Holders shall notify such Principal not later than forty-five (45) calendar days following receipt of the Company Notice of their intention to purchase such Common Stock, which notice shall specify the number of shares of Common Stock that the Initial TCW Holders desire to purchase and the price per share to be paid.

               (d) Within fifteen (15) calendar days of the date the Initial TCW Holders send notice pursuant to Section 10.3(c), they shall make payment for the Common Stock by check to the address to which notices are to be sent under this Agreement, or in immediately available funds to the account specified by the Principal.

               (e) All shares sold pursuant to this Section 10 shall be free and clear of liens, encumbrances and adverse claims.

          10.4 Noncompetition Agreement.  The rights and obligations of the
               ------------------------
parties with respect to this Section 10, are conditioned upon the execution by each of the Principals simultaneous with or prior to the execution of this Agreement of a noncompetition agreement, substantially in the form attached hereto as Exhibit C.

SECTION 11.  Miscellaneous.
             -------------

          11.1 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

          11.2 Certain Adjustments.  The provisions of this Agreement shall
               -------------------
apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term "Common Stock" shall include all such other securities.
                        ------------
In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination or otherwise, the provisions of this Agreement shall be appropriately adjusted.

          11.3 Enforcement.  The parties expressly agree that the provisions of
               -----------
this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

          11.4 Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor
                                  --------
any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any merger); (ii) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by any Stockholder except to any Person to whom it has Transferred Securities in compliance with this Agreement and who has become bound by this Agreement pursuant to Section 4.1(b) hereof; and (iii) the rights of the parties under
Section 3 hereof may not be assigned to any Person except as explicitly provided therein. If any party hereto shall acquire additional Securities, such Securities shall, except as otherwise expressly provided herein, be held subject to (and entitled to all the benefits of) all of the terms of this Agreement.

          11.5 Entire Agreement.  This Agreement constitutes the full and
               ----------------
entire understanding and
agreement between the parties with regard to the subject matter hereof and supersede all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof, except as set forth in the Purchase Agreement.

          11.6   Notices, etc.  All notices and other communications required or
                 ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or otherwise delivered by hand, messenger or facsimile transmission, addressed: (a) if to a party listed on Appendix A or a transferee of such party, at such party's address as set forth on Appendix A, or at such other address as such party or its transferee shall have furnished to the Company in writing, (b) if to the Principals to Mr. Thomas Price, c/o Serramonte Auto Plaza, 1500 Collins Avenue, Colma, California 94014, and Mr. Donald Strough, c/o Concord Honda, 1300 Concord Avenue, Concord, California 94520 or (c) if to the Company, at c/o Kay & Merkle, 100 The Embarcadero, San Francisco 94105 Attn: W. Bruce Bercovich.

          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given when delivered, if delivered by hand or by messenger (or overnight courier), 24 hours after confirmed receipt if sent by facsimile transmission or at the earlier of its receipt or on the fifth day after mailing, if mailed, as aforesaid.

          11.7   Delays or Omissions.  No delay or omission to exercise any
                 -------------------
right, power or remedy accruing to any party hereto upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          11.8   Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          11.9   Severability.  If any provision of this Agreement shall be
                 ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          11.10  No Waivers; Amendments.
                 ----------------------

                (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                (b) This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by (x) the Principals, and (y) the holders of a majority of the shares of Common Stock held by TCW Stockholders.

          The parties hereto shall use their best efforts not to effect any amendments to the Charter Documents that would circumvent the provisions of this Section 10.10.

          11.11  Jurisdiction.  The parties hereto irrevocably submit, in any
                 ------------
legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States or the State of California, in the city of Los Angeles and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

          11.12  Termination.  The provisions of this Agreement other than
                 -----------
Sections 3, 4.4, 5, 6, 8, 10 and 11 shall terminate upon the earlier of (a) the closing of a Qualified IPO and (b) the tenth anniversary of the date of this Agreement. All of the provisions of this Agreement shall terminate if the Notes are no longer outstanding, all of the Preferred Stock has been retired, a Qualified IPO has closed and the Initial TCW Holders beneficially own less than 20% of the shares of the Common Stock set forth opposite their names on Appendix A hereto.

                                        FIRSTAMERICA AUTOMOTIVE, INC.



                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________


                                        /s/ Thomas Price
                                        _________________________________
                                        Thomas Price


                                        /s/ Donald Strough
                                        _________________________________
                                        Donald Strough


                                        /s/ Steven Hallock
                                        _________________________________
                                        Steven Hallock


                                        /s/ Fred Cziska
                                        _________________________________
                                        Fred Cziska


                                        /s/ Al Babbington
                                        _________________________________
                                        Al Babbington


                                        /s/ John Driebe
                                        _________________________________
                                        John Driebe

                                        EMBARCADERO AUTOMOTIVE, L.L.C.



                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

                                        RAINTREE CAPITAL, L.L.C.



                                        By:______________________________
                                        Name:
                                        Title:


                                        BB INVESTMENTS



                                        By:______________________________
                                        Name:
                                        Title:


                                        TCW LEVERAGED INCOME TRUST, L.P.

                                        By:  TCW ADVISORS (BERMUDA),
                                             LIMITED, as general partner


                                        By:______________________________
                                           Name:
                                           Title:

                                        By:  TCW INVESTMENT MANAGEMENT
                                             COMPANY, as Investment Advisor


                                        By:______________________________
                                           Name:
                                           Title:

                                        TCW/CRESCENT MEZZANINE
                                             PARTNERS, L.P.
                                        TCW/CRESCENT MEZZANINE TRUST
                                        TCW/CRESCENT MEZZANINE
                                             INVESTMENT PARTNERS, L.P.

                                        By:  TCW/CRESCENT MEZZANINE L.L.C.,
                                             its general partner or managing
                                             owner


                                        By: /s/ Jean-Marc Chapus
                                           ______________________________
                                             Jean-Marc Chapus
                                             Managing Director


                                        By: /s/ John C. Rocchio
                                           ______________________________
                                             John C. Rocchio
                                             Senior Vice President

                                        TCW SHARED OPPORTUNITY FUND II, L.P.

                                        By:  TCW INVESTMENT MANAGEMENT
                                             COMPANY, its investment advisor


                                        By: /s/ Jean-Marc Chapus
                                           ______________________________
                                             Jean-Marc Chapus
                                             Managing Director


                                        By: /s/ John C. Rocchio
                                           ______________________________
                                             John C. Rocchio
                                             Senior Vice President


                                        CRESCENT/MACH I PARTNERS, L.P.

                                        By:  TCW ASSEST MANAGEMENT COMPANY,
                                             as investment manager and
                                             attorney-in-fact

                                        By: /s/ Jean-Marc Chapus
                                           ______________________________
                                             Jean-Marc Chapus
                                             Managing Director


                                        By: /s/ John C. Rocchio
                                           ______________________________
                                             John C. Rocchio
                                             Senior Vice President